Internet Stock Market Resources, Inc. Announces The Signing Of Pinecrest Investment Group, Inc. As New Client

ST. PETERSBURG, Fla., Sept 15 /PRNewswire/ -- Internet Stock Market Resources, Inc. (OTC Bulletin Board: ISMR ) is announcing the addition of Pinecrest Investment group, Inc. (OTC Bulletin Board: PNCR ) to its listed member organization.

Pinecrest Investment Group, Inc. has spent close to 4 years and over $3 million dollars developing a breakthrough technology in the growing of all types of food and health products. Specialists from the University of Florida, the University of Utah and Florida Southern College participated in the study. The high proficiency growth factories' use of hydroponics has recorded yields resulting in bigger leaves, more oil content and quadruple harvesting. Individuals with over 185 combined years of farming experience were consulted, as well as mechanical, electrical and chemical engineers, with experience in organic fertilization and pest control. The contributing insight from these people has allowed Pinecrest to construct the optimal growing environment offering superior produce

To receive investor information please contact: David Howe (813) 620-0044. For online investor information go to http://www.internetstockmarket.com/corpprof/p/pncr.html

To receive updates on ISMR's Emerging Companies subscribe at http://www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Internet Stock Market Resources, Inc., herewith states that no other company mentioned in this release is related to Pinecrest Investment Group, Inc., nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres. Ph:
727.896.9696 or e-mail morrisb@internetstockmarket.com Web Site: http://www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.



Approval Signature________________________________Date________________